UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 1, 2026

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, Mr. Chan Wai Kuan informed Treasure Global Inc. (the “Company”) of his resignation as non-executive director of the board of the directors of the Company (“the Board”), which was immediately effective. The resignation of Mr. Chan Wai Kuan is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

On May 1, 2026, Tengku Dato’ Musahiddin Shah Bin Tengku Dato’ Seri Samad Shah Alhaj was appointed as a non-executive director of the Board. Pursuant to the appointment letter dated as of May 1, 2026 (the “Appointment Letter”), issued by the Company to Tengku Dato’ Musahiddin Shah Bin Tengku Dato’ Seri Samad Shah Alhaj, Tengku Dato’ Musahiddin Shah will serve as a non-executive director for a period of twelve (12) months until the earlier of the date Tengku Dato’ Musahiddin Shah ceases to be a member of the Board for any reason or the date of termination or expiration of the Appointment Letter or the next general meeting of the Company’s shareholders. The Company will pay Tengku Dato’ Musahiddin Shah a director’s fee of RM10,000 per month. In addition, Tengku Dato’ Musahiddin Shah will be entitled to reimbursement for all reasonable expenses incurred in connection with his duties. Tengku Dato’ Musahiddin Shah Bin Tengku Dato’ Seri Samad Shah Alhaj may resign from his position as a non-executive director at any time. During the term of service, Tengku Dato’ Musahiddin Shah Bin Tengku Dato’ Seri Samad Shah Alhaj will not compete with the Company. Tengku Dato’ Musahiddin Shah agreed to a non-solicitation clause for a period of one year from the date of the Appointment Letter.

Tengku Dato’ Musahiddin Shah previously served as Chief Executive Officer of Primus Jems Sdn Bhd, and Director of Ropequest Sdn Bhd, where he demonstrated a consistent track record of driving growth, improving operational efficiency, and positioning the business for sustained development. Beyond his professional roles, Tengku Dato’ Musahiddin Shah remains actively involved in community and youth development initiatives in Selangor, including serving on the Board Trustee of SAY Community, supporting programs aimed at long-term societal development.

Over the years, Tengku Dato’ Musahiddin Shah has operated at the intersection of government, institutions, and the private sector, managing engagements requiring a high degree of discipline, discretion and alignment among multiple stakeholders. Through his appointment, the Company is expected to benefit from his extensive experience in navigating government-related frameworks and stakeholder ecosystem in Malaysia, which may support its participation in relevant public-sector initiatives and long-term strategic opportunities in the region.

Tengku Dato’ Musahiddin Shah Bin Tengku Dato’ Seri Samad Shah Alhaj holds a Bachelor of Mass Communication (Public Relations) from Murdoch University, Australia.

The foregoing summaries of the Appointment Letter do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Letter of Appointment dated as of May 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2026	TREASURE GLOBAL INC.

	By:	/s/ Pusparajan a/l Vadiveloo
	Name:	Pusparajan a/l Vadiveloo
	Title:	Chief Financial Officer

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